Exhibit 99.77(q)(1)

ITEM 77Q-1 – Exhibits

(a)(1)	Plan of Liquidation and Dissolution of Series effective April 8, 2016 with respect to Voya Emerging Markets Equity Dividend Fund – Filed herein.

(e)(1)	Reduction Letter dated March 1, 2016 with respect to the Amended and Restated Investment Management Agreement between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated on May 1, 2015 for the period from March 1, 2016 through March 1, 2017 (Voya Multi-Manager International Equity Fund) – Filed as an Exhibit to Post-Effective Amendment No. 192 to the Registrant’s Form N-1A Registration Statement on February 25, 2016.

(e)(2)	Waiver Letter dated March 1, 2016 with respect to the Amended and Restated Investment Management Agreement between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated on May 1, 2015 for the period from March 1, 2016 through March 1, 2017 (Class P shares of Voya Global Bond Fund) – Filed as an Exhibit to Post-Effective Amendment No. 192 to the Registrant’s Form N-1A Registration Statement on February 25, 2016.

(e)(3)	Reduction Letter dated January 1, 2016 with respect to the Amended and Restated Investment Management Agreement between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated on May 1, 2015 for the period from January 1, 2016 through March 1, 2017 (Voya Multi-Manager International Small Cap Fund) – Filed as an Exhibit to Post-Effective Amendment No. 192 to the Registrant’s Form N-1A Registration Statement on February 25, 2016.

(e)(4)	Reduction Letter dated March 1, 2016 with respect to the Amended and Restated Investment Management Agreement between Voya Mutual Funds and Voya Investments, LLC effective November 18, 2014, as amended and restated on May 1, 2015 for the period from March 1, 2016 through March 1, 2017 (Voya Multi-Manager Emerging Markets Equity Fund) – Filed as an Exhibit to Post-Effective Amendment No. 192 to the Registrant’s Form N-1A Registration Statement on February 25, 2016.

(e)(5)	Sub-Advisory Agreement between Voya Investments, LLC and NNIP Advisors B.V. effective January 8, 2016 (Voya Emerging Markets Equity Dividend Fund and Voya Russia Fund) – Filed as an Exhibit to Post-Effective Amendment No. 192 to the Registrant’s Form N-1A Registration Statement on February 25, 2016.

(e)(6)	Sub-Advisory Agreement between Voya Investments, LLC and NNIP Advisors B.V. effective January 8, 2016 (Voya Global Equity Dividend Fund) – Filed as an Exhibit to Post-Effective Amendment No. 192 to the Registrant’s Form N-1A Registration Statement on February 25, 2016.

(e)(7)	Side Letter date February 2015 to Sub-Advisory Agreement between Voya Investments LLC and Baillie Gifford Overseas Limited effective November 14, 2014 – Filed as an Exhibit to Post-Effective Amendment No. 192 to the Registrant’s Form N-1A Registration Statement on February 25, 2016.